Exhibit 10.2
Equity Transfer Agreement

Party A: Shiyan Juhong Power Development Co., Ltd. (Transferor)

Party B: Shenzhen Zhaoheng Hydropower Co., Ltd. (Transferee)

In accordance with relevant Chinese laws, Party A and Party B agree to the following terms regarding the transfer of equity and shareholder loan of Hubei Hongping Power Generation Co., Ltd. (hereinafter, Hongping) after amicable negotiations:

1:  Transferring Equity and Transferring Price

Party A agrees to sell to Party B and Party B agrees to purchase from Party A the following equity and shareholder loan in Hongping:

1.1: A 32% equity interest in Hongping for the price of RMB 8,659,200.

1.2: Shareholder loan extended by Party A to Hongping, in the aggregate principal and interest amount of RMB 16,312,200 as at the end of Nov. 2008 (RMB 14,867,200 of which is principal; the remaining RMB 1,445,000 is interest) at face price.

2. Transferring Schedule and Payment Terms:

2.1: Party A and Party B agree that the transition date of the rights and duties of transferring equity is Nov. 30, 2008.

2.2: Party A and Party B agree that within 5 days of registering the change in equity ownership with the Administration for Industry and Commerce as a result of the equity transfer, Party B shall pay RMB 8,000,000 for equity consideration to Party A.

2.3: Party B will pay the total balance of RMB 16,971,400 (including RMB 659,200  for the balance of equity purchase, and RMB 16,312,200 for the balance of shareholder loan purchase) to Party A within one month of registering the change in equity ownership with the Administration for Industry and Commerce as a result of the equity transfer.

Account Name: Shiyan Juhong Power Development Co., Ltd.
Bank Name: Renmin Road Branch of Agricultural Bank of China in Shiyan, Hubei Province
Account number: 244801040009703

3. Rights and Duties of Party A

3.1: In accordance with Article 72 of the Corporation Act, Party A shall notify and obtain the permission of other shareholders regarding this equity transfer.

3.2: Party A shall assist Party B, or Hongping in the amendment of articles of association and the registration of the change in equity ownership with the Administration for Industry and Commerce as a result of the equity transfer.

3.3: Party A shall pay the portion of relevant fees and taxes related to this equity transfer that shall be paid by Party A.

4. Rights and Duties of Party B

4.1: Party B should pay full price for this equity transfer in accordance with the terms of this agreement.

4.2: After this equity transfer, Party B shall be the legitimate owner and enjoy all rights and obligations attaching to the equity.

4.3: Party B shall pay the portion of relevant fees and taxes related to this equity transfer that shall be paid by Party B.

5.  Party A’s Guarantee

Party A guarantees legitimate ownership of equity interest in this agreement and shall provide all documentation in completeness and correctness. This equity transfer is based on Hunan Sunshine Auditing Firm [2008] No. 270 audit report. As such, Party A shall be responsible for potential loss caused by incomplete or inaccurate information provided by Party A for the preparation of above report according to its original capital injection percentage.

6. Breach of Duties

6.1: After the entry into force of this agreement, each party shall be liable for the other party’s loss if it breaches duties under this agreement.

6.2: If Party B fails to make payment to Party A in accordance with this agreement, Party B shall pay interest of overdue balance at 0.5% per day to Party A. If the payment is overdue for more than 60 days, this agreement shall be canceled.

7. Dispute and Settlement

7.1: Party A and Party B can sign supplementary agreement if there are other issues not covered in this agreement. The supplementary agreement has the same legal effect as this agreement.

7.2: The two parties shall try to settle any dispute through amicable negotiations first, and if no agreement can be reached, the case shall be submitted to People’s Court of Shiyan City in accordance with relevant law.

8. Other Issues

8.1: This agreement becomes effective after being signed by both parties.

8.2: This agreement is in 6 copies, Party A, Party B and Hongping will each keep two copies.

Party A (seal):	Party B (sealed):

Legal Representative	Legal Representative
(signature):	(signature):
Signed: Jan. 12, 2009